                                                                   Exhibit 3.25d

      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU

Date Received                                              (FOR BUREAU USE ONLY)

JUL 2 - 1996
                                                       FILED
NAME
                                                    JUL 11 1996
Richard S. Harris

ADDRESS                                            Administrator
                                   MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
2370 S. Linden Road, Suite 100                CORPORATION, SECURITIES &
                                              LAND DEVELOPMENT BUREAU
CITY       STATE    ZIP CODE
Flint,   Michigan   48532          EFFECTIVE DATE: _____________________________

DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTERED ABOVE

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS
            (Please read instructions and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.   The present name of the corporation is:

     Kurtz Gravel Company

2.   The identification number assigned by the Bureau is: 1 5 0 -- 6 1 7

3.   The location of its registered office is:

     G-5300 N Dort Highway, Flint, Michigan 48505
     (Street Address)       (City)       (ZIP Code)

4. Article V of the Articles of Incorporation is hereby amended to read as follows:

     The total authorized shares are:

1. 11,000 shares of voting Common A (or Class A), par value $10.00 per share; and 895,500 shares of non-voting Common B (or Class B), par value $1.00 per share. There are no preferred shares.

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

     A. The Common A shares shall be voting, and the Common B shares shall be non-voting.

     B. Upon dissolution of the Corporation, each share of Common A stock shall be entitled to 10 times the net proceeds from the dissolution as each share of Common B stock.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

a. [ ] The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of ____________________, 19__, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

     Signed this _________ day of ___________________________________, 19__


-------------------------------------   ----------------------------------------
             (Signature)                               (Signature)

-------------------------------------   ----------------------------------------
         (Type or Print Name)                     (Type or Print Name)


-------------------------------------   ----------------------------------------
             (Signature)                               (Signature)

-------------------------------------   ----------------------------------------
         (Type or Print Name)                      (Type or Print Name)

b. [X] The foregoing amendment to the Articles of Incorporation was duly adopted on the 31st day of March, 1996. The amendment: (check one of the following)

     [ ] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

     [ ] was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

     [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 470(1) of the Act if a profit corporation. Written notice to shareholders who has not consented in writing has been given. (Note: Written consent by Less than all of the shareholders or members is permitted only if such provision appears in the Articles of incorporation.)

     [X] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                                    Signed this 31st day of March, 1996


                                    By
                                       -----------------------------------------
                                       (Only Signature of President,
                                       Vice-President, Chairperson or
                                       Vice-Chairperson)

                                    Daniel V. Guthrie, President
                                    --------------------------------------------
                                    (Type or Print Name)   (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL